UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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GARNERO GROUP ACQUISITION COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GARNERO GROUP ACQUISITION COMPANY

Av Brig. Faria Lima 1485 – 19 Andar

Brasilinvest Plaza

Sao Paulo-SP, CEP 01452-002

Brazil

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 23, 2016

TO THE SHAREHOLDERS OF GARNERO GROUP ACQUISITION COMPANY:

You are cordially invited to attend the extraordinary general meeting (the “extraordinary general meeting”) of shareholders of Garnero Group Acquisition Company (“GGAC,” “Company,” “we,” “us” or “our”) to be held at 11:00 a.m. EDT on June 23, 2016 at the offices of GGAC’s counsel Graubard Miller, 405 Lexington Avenue, New York, New York 10174, for the sole purpose of considering and voting upon the following proposals:

●	a proposal to amend (the “Extension Amendment”) GGAC’s amended and restated memorandum and articles of association (the “charter”) to extend the date by which GGAC has to consummate a business combination (the “Extension”) to July 22, 2016 (the “Extended Date”); and

●	a proposal to amend (the “Conversion Amendment”) GGAC’s charter to allow the holders of ordinary shares issued in GGAC’s initial public offering (the “IPO”, and such shares sold in the IPO are referred to as the “public shares”) to elect to convert their public shares into their pro rata portion of the funds held in the trust account established at the time of the IPO (the “trust account”) if the Extension is implemented (the “Conversion”), such conversion of shares to be accomplished by means of a repurchase under Cayman Islands law.

Each of the Extension Amendment and the Conversion Amendment will be more fully described in the proxy statement to be delivered to you in the coming days.

The purpose of the Extension Amendment and Conversion Amendment is to allow GGAC more time to complete its previously announced proposed initial business combination with Q1 Comercial de Roupas S.A. (“Grupo Colombo”). GGAC’s IPO prospectus and charter provide that GGAC has until June 25, 2016 to complete an initial business combination. However, Grupo Colombo has been in the process of completing its previously disclosed financial restructuring and the GGAC board currently believes that there may not be sufficient time before June 25, 2016 to allow Grupo Colombo to complete such restructuring and hold the meeting to consummate the business combination. Accordingly, our board believes that in order to be able to pursue such investment opportunity, we may need to obtain the Extension. Therefore, our board has determined that it is in the best interests of our shareholders to extend the date that GGAC has to consummate a business combination to the Extended Date in order that our shareholders can participate in this investment.

GGAC estimates that the per-share pro rata portion of the trust account will be approximately $10.05 at the time of the extraordinary general meeting. The closing price of GGAC’s ordinary shares on May 31, 2016 was $9.53. Accordingly, if the market price were to remain the same until the date of the meeting, exercising conversion rights would result in a public shareholder receiving approximately $0.52 more than if he sold his shares in the open market. Even if the market price per share were to rise so that it exceeded the conversion price stated above, GGAC cannot assure shareholders that they will be able to sell their ordinary shares of GGAC in the open market, as there may not be sufficient liquidity in its securities when such shareholders wish to sell their shares.

The purpose of the Conversion Amendment is to afford holders of the public shares (the “public shareholders”) at the time of the IPO the right to receive their pro rata portion of the trust account within the timeframe contemplated at the time of our IPO, notwithstanding the Extension.  Accordingly, GGAC is offering through the Conversion Amendment the ability for holders of public shares to participate in the Conversion, notwithstanding the Extension and regardless of whether the holder votes for or against the Extension Amendment.  Approval of the Conversion Amendment is a condition to the implementation of the Extension. In order to convert your public shares, however, you must vote in favor of the Conversion Amendment. You are not required to convert your public shares even if you vote in favor of the Conversion Amendment. If any public shareholders so elect, GGAC anticipates notifying the trustee promptly after the extraordinary general meeting, which is scheduled for June 23, 2016, to liquidate the trust account in an amount equal to the total pro rata portion of the converted shares.  Any conversion referred to the proxy statement to be mailed to you shall take effect as a repurchase of shares as a matter of Cayman Islands law.

If the Extension Amendment and Conversion Amendment proposals are not approved, and the business combination with Grupo Colombo is not completed, we will automatically wind up, dissolve and liquidate starting by June 25, 2016, as contemplated by our IPO prospectus and in accordance with our charter.

Subject to the foregoing, approval of the Extension Amendment and Conversion Amendment proposals will require a special resolution (a resolution passed by a majority of at least two-thirds of members who, being entitled to do so, vote at the extraordinary general meeting).

The GGAC board of directors has fixed the close of business on May 31, 2016 as the date for determining GGAC shareholders entitled to receive notice of and vote at the extraordinary general meeting and any adjournment thereof.  Only holders of record of GGAC ordinary shares on that date are entitled to have their votes counted at the extraordinary general meeting or any adjournment thereof.

After careful consideration of all relevant factors, GGAC’s board of directors has determined that the Extension Amendment and the Conversion Amendment proposals are fair to and in the best interests of GGAC and its shareholders, has declared them advisable and recommends that you vote or give instruction to vote “FOR” them.

The proxy statement containing detailed information concerning the Extension Amendment, the Conversion Amendment and the extraordinary general meeting will be mailed to you in the coming days.  Whether or not you plan to attend the extraordinary general meeting, we urge you to read this material carefully and vote your shares.

I look forward to seeing you at the meeting.

June 7, 2016	By Order of the Board of Directors

Mario Garnero
Chairman of the Board

Your vote is important.  Please sign, date and return the proxy card to be mailed to you with the proxy statement as soon as possible to make sure that your shares are represented at the extraordinary general meeting.  If you are a shareholder of record, you may also cast your vote in person at the extraordinary general meeting.  If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the extraordinary general meeting by obtaining a proxy from your brokerage firm or bank.  Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against each of the proposals.

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on June 23, 2016: This notice of meeting and the related proxy statement will be available at http://www.cstproxy.com/garnerogroup/sm2016.